                                                                   EXHIBIT 24(D)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus Supplement constituting part of this Registration Statement on Form S-3 of our report dated February 15, 1993, which appears on page 65 of the 1992 Annual Report to Shareholders of Turner Broadcasting System, Inc., which is incorporated by reference in Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 36 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Prospectus Supplement. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Historical Financial Information."

PRICE WATERHOUSE

Atlanta, Georgia
January 21, 1994